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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference to the registration statements of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") on Forms S-8 (File No.'s 333-59281 and 333-64389) of our report dated January 5, 2001, on our audits of the financial statements of Raytheon's Training Devices and Training Services Business, which is included in the current report on Form 8K/A of the Company, dated March 19, 2001.

                                                  /s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 19, 2001